                                                                     EXHIBIT 99

FOR IMMEDIATE RELEASE                                Contact:
                                                     Maria Duey
                                                     313-792-5500


                MASCO CORPORATION REPORTS SECOND QUARTER RESULTS



                          MASCO CORPORATION HIGHLIGHTS:

          SECOND QUARTER 2006

             o Net sales from continuing operations increased three percent to a second quarter record of $3.4 billion.

             o Income from continuing operations was $289 million or $.72 per common share, excluding a $78 million non-cash, pre-tax impairment charge for financial investments and $26 million pre-tax of costs and charges related to profit improvement programs; including such charges, income was $217 million or $.54 per common share.

             o The Company returned $380 million to shareholders through dividends and share repurchases.

             o The Company had approximately $700 million in cash and marketable securities at June 30, 2006.

         Taylor, Michigan (August 1, 2006) - Masco Corporation (NYSE: MAS) today reported that net sales from continuing operations for the quarter ended June 30, 2006 increased three percent to a second quarter record of $3.4 billion compared with $3.3 billion for the second quarter of 2005. North American net sales increased four percent and International net sales were flat. In local currencies, International net sales increased one percent compared with the second quarter of 2005.

         Income from continuing operations, excluding the non-cash impairment charge for financial investments and costs and charges related to profit improvement programs in the second quarter of 2006, was $289 million or $.72 per common share compared with $267 million or $.62 per common share for the comparable period of 2005. The second quarters of 2006 and 2005 benefited from net gains from the sale of financial investments of $.02 and $.04 per common share, respectively.

         Income from continuing operations for the second quarter of 2006 was $217 million or $.54 per common share, including a $78 million non-cash, pre-tax impairment charge for financial investments and $26 million pre-tax of costs and charges related to profit improvement programs.

         In the second quarter of 2006, the Company determined that a decline was other-than-temporary in the estimated value of certain of its financial investments. Accordingly, the Company recognized a $78 million non-cash, pre-tax impairment charge for its investments, primarily related to Metaldyne Corporation and the Heartland Industrial Partners private equity fund.

         Net income for the second quarter of 2006 was $219 million or $.54 per common share and included $2 million of income related to discontinued operations. Net income for the second quarter of 2005 was $274 million or $.64 per common share and included $7 million of income related to discontinued operations.

         As part of its profit improvement programs, the Company announced a plant closure in the Plumbing Products segment in January 2006. In the second quarter of 2006, the Company incurred $11 million pre-tax of costs and charges related to this plant closure and other profit improvement programs in the Plumbing Products segment. In addition, the Company incurred $15 million pre-tax of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility in the Cabinets and Related Products segment. The Company expects to incur additional costs and charges throughout 2006 for its profit improvement programs and currently anticipates that total costs and charges related to these programs for the full-year 2006, will aggregate approximately $70 million pre-tax, as previously announced. Implementing these programs should improve the Company's earnings outlook for 2007 and beyond.

         While the Company's 2006 second quarter operating earnings exceeded its expectations, nevertheless results continued to be adversely affected by increases in commodity, energy and freight costs, as well as recent declines in housing activity and a moderation in consumer spending, partially offset by profit improvement programs and selling price increases. The Company has implemented and continues to implement additional selling price increases in an effort to offset commodity and energy-related cost increases.

         Assuming no further significant commodity and energy-related cost increases and excluding costs and charges related to its profit improvement programs and any other items, the Company continues to believe, based on current business trends, that it will achieve 2006 full-year earnings from continuing operations in a range of $2.40 to $2.50 per common share, as previously announced. Including the $78 million non-cash, pre-tax ($.13 per common share) impairment charge for financial investments and the costs and charges related to plant closures and other profit improvement programs, which are expected to aggregate approximately $70 million pre-tax ($.11 per common share) in 2006, earnings from continuing operations are expected to be in a range of $2.16 to $2.26 per common share.

         Headquartered in Taylor, Michigan, Masco Corporation is one of the world's leading manufacturers of home improvement and building products, as well as a leading provider of services that include the installation of insulation and other building products.

         A conference call regarding items contained in this release is scheduled for Tuesday, August 1, 2006 at 11:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (913) 981-4900 (confirmation #8001504). The conference call will be webcast simultaneously on the Company's website at www.masco.com and supplemental material, including the financial data referred to on the call and a reconciliation of non-GAAP information provided on the call, will also be available on the website. A replay of the call will be available on Masco's website or by phone by dialing (719) 457-0820 (replay access code #8001504) approximately two hours after the end of the call and will continue through August 8, 2006.





         Masco Corporation's press releases and other information are available through the Company's toll free number, 1-888-MAS-NEWS, or under the Investor Relations section of Masco's website at www.masco.com.









         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as housing starts, commodity costs, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about the Company's products, markets and conditions, which could affect the Company's future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                     # # # #

                                MASCO CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                   (IN MILLIONS EXCEPT PER COMMON SHARE DATA)


                                                       Three Months Ended         Six Months Ended
                                                            June 30,                  June 30,
                                                      --------------------      --------------------
                                                        2006         2005         2006         2005
                                                      -------      -------      -------      -------

Net sales                                             $ 3,389      $ 3,286      $ 6,575      $ 6,200

Cost of sales                                           2,403        2,318        4,709        4,404
                                                      -------      -------      -------      -------

  Gross profit                                            986          968        1,866        1,796

Selling, general and administrative expenses              532          508        1,055        1,003

Goodwill impairment charge                                 10           --           10           --

(Income) regarding litigation settlement                   --           (3)          --           (5)
                                                      -------      -------      -------      -------

  Operating profit                                        444          463          801          798

Other income (expense), net                               (99)         (41)        (129)         (63)
                                                      -------      -------      -------      -------

  Income from continuing operations before income
    taxes, minority interest and cumulative effect of
    accounting change, net                                345          422          672          735

Income taxes                                              120          150          233          251
                                                      -------      -------      -------      -------

  Income from continuing operations before
    minority interest and cumulative effect of
    accounting change, net                                225          272          439          484

Minority interest                                           8            5           14           10
                                                      -------      -------      -------      -------

  Income from continuing operations before
    cumulative effect of accounting change, net           217          267          425          474

Income from discontinued operations, net                    2            7            1           31

Cumulative effect of accounting change, net                --           --           (3)          --
                                                      -------      -------      -------      -------

  Net income                                          $   219      $   274      $   423      $   505
                                                      =======      =======      =======      =======


Earnings per common share (diluted):

  Income from continuing operations before
    cumulative effect of accounting change, net       $  0.54      $  0.62      $  1.04      $  1.08

  Income from discontinued operations, net                 --         0.01           --         0.07

  Cumulative effect of accounting change, net              --           --        (0.01)          --
                                                      -------      -------      -------      -------

  Net income                                          $  0.54      $  0.64      $  1.04      $  1.15
                                                      =======      =======      =======      =======

Average diluted common shares outstanding                 402          430          407          437
                                                      =======      =======      =======      =======

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2006

o Net sales from continuing operations increased three percent with North American sales increasing four percent. International sales were flat; in local currencies, International sales increased one percent compared with the second quarter of 2005. Net sales growth slowed from the 2006 first quarter rate as a result of recent declines in housing activity and a moderation in consumer spending.

o Key retailer sales from continuing operations increased one percent in the 2006 second quarter compared with an increase of nine percent in the 2005 second quarter and an increase of seven percent in the 2006 first quarter. The Company believes that retail sales in the second quarter of 2006 were negatively impacted by higher energy costs, which adversely affected consumers, particularly those with lower incomes.

o Sales of North American assembled cabinets and non-insulation installation products both were particularly strong with double-digit increases. Sales of major faucet brands were up a combined mid-single digit. Sales of certain products were negatively impacted by slowing housing starts and, in addition, Installation Services were impacted by shortages of materials.

o While the Company's 2006 second quarter operating earnings exceeded its expectations, nevertheless results continued to be adversely affected by increases in commodity, energy and freight costs, as well as recent declines in housing activity and a moderation in consumer spending, partially offset by profit improvement programs and selling price increases. The Company has implemented and continues to implement additional selling price increases in an effort to offset continuing commodity and energy-related cost increases.

o Sales changes by segment in the 2006 second quarter versus the 2005 second quarter were:

     -    Cabinets and Related Products sales increased three percent;

     -    Plumbing Products sales increased two percent;

     -    Installation and Other Services sales increased six percent;

     -    Decorative Architectural Products sales increased four percent; and

     -    Other Specialty Products sales declined two percent.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2006 (CONTINUED)

o Income from continuing operations for the second quarter of 2006, excluding the non-cash impairment charge for financial investments and the costs and charges related to profit improvement programs, was $289 million or $.72 per common share. Income from continuing operations for the second quarter of 2005 was $267 million or $.62 per common share.

o Income from continuing operations for the second quarter of 2006 was $217 million or $.54 per common share, including a $78 million non-cash, pre-tax impairment charge for financial investments and $26 million pre-tax of costs and charges related to profit improvement programs.

o Based on a review of new information from a private equity fund manager and the continued deterioration of conditions in the automotive supplier and transportation products markets, the Company determined that the decline in the estimated value of certain of its financial investments was other-than-temporary. Accordingly, in the second quarter of 2006, the Company recognized a non-cash, pre-tax impairment charge aggregating $78 million for its investments, primarily related to Metaldyne Corporation and the Heartland Industrial Partners private equity fund.

o As part of its profit improvement programs, the Company announced a plant closure in the Plumbing Products segment in January 2006. In the second quarter of 2006, the Company incurred $11 million ($28 million year-to-date) pre-tax of costs and charges related to this plant closure and other profit improvement programs in the Plumbing Products segment. In addition, in the second quarter of 2006, the Company incurred $15 million pre-tax of costs and charges related to the closure of a relatively small ready-to-assemble cabinet manufacturing facility in the Cabinets and Related Products segment.

o The second quarters of 2006 and 2005 benefited from net gains from the sale of financial investments of $.02 and $.04 per common share, respectively.

o The second quarters of 2006 and 2005 included currency transaction gains (losses) of $.01 and ($.02) per common share, respectively.

o Net income for the second quarter of 2006 was $219 million or $.54 per common share and included $2 million of income related to discontinued operations. Net income for the second quarter of 2005 was $274 million or $.64 per common share and included $7 million of income related to discontinued operations.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2006 (CONTINUED)

o On January 1, 2003, the Company elected to prospectively change its method of accounting for stock-based compensation; accordingly, stock options granted, modified or settled subsequent to January 1, 2003 were accounted for using the fair value method and have been expensed in the Company's financial statements. Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," ("SFAS No. 123R") and began recording expense for unvested stock options awarded prior to January 1, 2003 through the remaining vesting periods. The Company currently estimates that stock-based compensation expense for the full-year 2006 will approximate $100 million pre-tax compared with $75 million pre-tax for 2005.

o    Gross margins were 29.1 percent in the 2006 second quarter compared with
     29.5 percent in the 2005 second quarter. Operating profit margins, as reported, were 13.1 percent in the second quarter of 2006 compared with
     14.1 percent in the second quarter of 2005. Operating profit margins in the second quarter of 2006 were negatively affected by the costs and charges related to the Company's profit improvement programs. Excluding these charges of $26 million pre-tax in 2006 and the income regarding litigation settlement of $3 million pre-tax in 2005, operating profit margins were
     13.9 percent and 14.0 percent for the second quarters of 2006 and 2005, respectively.

o SG&A expenses as a percent of sales, including general corporate expense, were 15.7 percent in the 2006 second quarter compared with 15.5 percent in the 2005 second quarter.

o General corporate expense was 1.6 percent of sales in the second quarter of 2006 compared with 1.5 percent in the comparable period of 2005.

o In April 2006, the Company completed the sale of two relatively small businesses for net proceeds of $50 million; aggregate net sales for these businesses were $46 million for the year ended December 31, 2005 and $11 million in 2006 through the date of sale. The Company recognized a net gain of $2 million in the second quarter of 2006 from these transactions included in other, net, from continuing operations.

o Accounts receivable days at the end of the second quarter were 49 days compared with 50 days a year ago.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2006 (CONTINUED)

o Inventory days at the end of the second quarter were 51 days compared with 50 days a year ago.

o Accounts payable days at the end of the second quarter were 36 days compared with 38 days a year ago.

o Working capital at June 30, 2006 (defined as accounts receivable and inventories less accounts payable) was 18.1 percent of the last twelve months' sales compared with 17.8 percent a year earlier.

o The Company's tax rate was 34.8 percent for the second quarter of 2006, compared with 35.5 percent for the comparable period of the prior year. The Company currently estimates that its tax rate for the full-year 2006 should approximate 34 to 35 percent. The Company's 2005 tax rate on income from continuing operations, excluding goodwill impairment charges and the adjustment of deferred taxes related to certain European operations, would have been 35 percent.

o At the end of the quarter, the Company had a strong balance sheet with approximately $700 million in cash and marketable securities and $2 billion in unused bank lines.

o Debt as a percent of total capitalization was 46 percent at June 30, 2006 compared with 49 percent at June 30, 2005.

o For the twelve months ended June 30, 2006 and June 30, 2005, return on invested capital (as reported) was 12.9 percent and 11.7 percent, respectively. For the twelve months ended June 30, 2006 and June 30, 2005, return on invested capital (as reconciled) was 13.4 percent and 12.9 percent, respectively. The Company continues to believe that, excluding the costs and charges related to the plant closures and other profit improvement programs, which are expected to aggregate approximately $70 million pre-tax in 2006, it will approximate its 15 percent return on invested capital goal by the end of 2006, and its approximate 18 percent goal by 2010.

o In May 2006, the Company's Board of Directors authorized the repurchase of up to 50 million shares for retirement of the Company's common stock in open-market transactions or otherwise, replacing the previous Board of Directors' authorization established in 2005.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

SECOND QUARTER 2006 (CONCLUDED)

o The Company repurchased and retired approximately 10 million shares of Company common stock in each of the first and second quarters of 2006. The Company had approximately 45 million common shares remaining under its repurchase authorization at June 30, 2006.

o The Company's diluted common shares for purposes of calculating earnings per common share were 402 million for the second quarter of 2006 compared with 430 million for the second quarter of 2005.

FULL-YEAR OUTLOOK

o The Company continues to believe that it will achieve mid-single digit organic sales growth in 2006. The Company's previously communicated full-year earnings guidance of $2.40 to $2.50 per common share was based on housing starts declining five percent from 2005 levels. Based on current business trends, the Company now expects that full-year housing starts will experience a greater decline than previously forecast of approximately eight percent and, as a result, its earnings may be closer to the lower-end of its guidance range of $2.40 to $2.50 per common share. This guidance includes share repurchases of 20 million common shares through June 30, 2006 and assumes no additional share repurchases, no further significant commodity and energy-related cost increases, and excludes costs and charges related to profit improvement programs and any other items.

o The Company expects to incur additional costs and charges throughout 2006 for its profit improvement programs and currently anticipates that total costs and charges related to these programs for the full-year 2006 will aggregate approximately $70 million pre-tax, as previously announced. Including this $70 million of anticipated costs ($.11 per common share), and the non-cash, pre-tax impairment charge for financial investments of $78 million ($.13 per common share), earnings from continuing operations are expected to be in a range of $2.16 to $2.26 per common share for the full-year 2006.

o As previously announced the Company now provides annual earnings guidance and will no longer provide quarterly earnings guidance.

                                MASCO CORPORATION
                        BUSINESS AND FINANCIAL HIGHLIGHTS

FULL-YEAR OUTLOOK (CONCLUDED)

o The Company expects to continue to return a minimum of $1 billion annually to shareholders, on average, through dividends and share repurchases as part of its ongoing commitment to value creation. The Company has returned $3.6 billion to shareholders over the last three calendar years, including dividends and 97 million of share repurchases. In the second quarter of 2006, the Company returned $380 million to shareholders through dividends and share repurchases and has returned $788 million in the first half of 2006.

o Diluted common shares for the computation of earnings per common share at July 1, 2006 are 398 million. This excludes the impact of any third quarter repurchases of common stock.














         Statements contained herein may include certain forward-looking statements regarding Masco's future sales, earnings growth potential and other developments. Actual results may vary materially because of external factors such as housing starts, commodity costs, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States. Additional information about our products, markets and conditions, which could affect our future performance, is contained in the Company's filings with the Securities and Exchange Commission and is available on Masco's website at www.masco.com. Masco undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                      MASCO CORPORATION - 2ND QUARTER 2006

Page
----
  1    Condensed Statements of Income - 2006 & 2005 Quarters

  2    Notes to Condensed Statements of Income - 2006 & 2005 Quarters

  3    Sales by Segment and Geographic Area - Three Months Ended June 30, 2006
          & 2005

  4    Sales by Segment and Geographic Area - Six Months Ended June 30, 2006
          & 2005

  5    2006 Quarterly Segment Data - Excluding Costs and Charges for Profit
       Improvement Initiatives

  6    2006 Quarterly Segment Data - Including Costs and Charges for Profit
          Improvement Programs

  7    2005 Quarterly Segment Data - Excluding Goodwill Impairment Charge

  8    2005 Quarterly Segment Data - Including Goodwill Impairment Charge

  9    Other Income (Expense), Net - 2006 & 2005 Quarters

 10    Consolidated Statements of Income - Three Months Ended June 30, 2006
          & 2005

 11    Consolidated Statements of Income - Six Months Ended June 30, 2006 & 2005

 12    Consolidated Balance Sheets

       GAAP Reconciliations:

 13    Sales Growth Excluding Effect of Acquisitions & Currency Translation

 14    Operating Profit and Margins

 15    Operating Profit and Shareholders' Equity

 16    Discontinued Operations

                                MASCO CORPORATION
                         CONDENSED STATEMENTS OF INCOME
                            2006 & 2005 - BY QUARTER
                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                    2006                                    2005
                                                    ------------------------------------  ---------------------------------------
                                                    YEAR  QTR. 4  QTR. 3  QTR. 2  QTR. 1    YEAR   QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                                    ----  ------  ------  ------  ------  -------  ------  ------  ------  ------
Net  Sales:
   - North America                                                        $2,848  $2,669  $10,513  $2,633  $2,766  $2,745  $2,369
   - International                                                           541     517    2,129     513     530     541     545
                                                                          ------  ------  -------  ------  ------  ------  ------
   - Consolidated                                                          3,389   3,186   12,642   3,146   3,296   3,286   2,914
Cost of Sales                                                              2,403   2,306    9,033   2,279   2,350   2,318   2,086
                                                                          ------  ------  -------  ------  ------  ------  ------
Gross Profit                                                                 986     880    3,609     867     946     968     828
   (Gross Margin)                                                           29.1%   27.6%    28.5%   27.6%   28.7%   29.5%   28.4%
S,G&A  Expense (before GCE & (Gain) Loss on Sale
   of Corporate Fixed Assets)                                                479     475    1,785     438     438     460     449
      (S,G&A Expense as a % of Sales)                                       14.1%   14.9%    14.1%   13.9%   13.3%   14.0%   15.4%
                                                                          ------  ------  -------  ------  ------  ------  ------
Operating Profit (before GCE, (Gain) Loss on Sale
   of Corporate Fixed Assets, Litigation (Income)
   & Goodwill Impairment Charge)                                             507     405    1,824     429     508     508     379
      (Operating Margin)                                                    15.0%   12.7%    14.4%   13.6%   15.4%   15.5%   13.0%
   - North America                                                           435     348    1,577     377     441     440     319
      (Margin)                                                              15.3%   13.0%    15.0%   14.3%   15.9%   16.0%   13.5%
   - International                                                            62      57      247      52      67      68      60
      (Margin)                                                              11.5%   11.0%    11.6%   10.1%   12.6%   12.6%   11.0%
General Corporate Expense (GCE)                                               53      48      192      47      51      48      46
S,G&A Expense as a % of Sales (including GCE &
   (Gain) Loss on Sale of Corporate Fixed Assets)                           15.7%   16.4%    15.6%   15.2%   14.8%   15.5%   17.0%
(Gain) Loss on Sale of Corporate Fixed Assets, Net                            --      --       (8)     (8)     --      --      --
(Income) Regarding Litigation Settlement                                      --      --       (6)     --      (1)     (3)     (2)
Goodwill Impairment Charge                                                    10      --       69      69      --      --      --
                                                                          ------  ------  -------  ------  ------  ------  ------
Operating Profit per F/S                                                  $  444  $  357  $ 1,577  $  321  $  458  $  463  $  335
                                                                          ======  ======  =======  ======  ======  ======  ======
Earnings per Common Share (Diluted):
   Income from Continuing Operations before
      Cumulative Effect of Accounting Change, Net                         $ 0.54  $ 0.51  $  2.03  $ 0.34  $ 0.60  $ 0.62  $ 0.47
   Income from Discontinued Operations, Net
      of Income Taxes                                                         --      --     0.16    0.07    0.01    0.01    0.06
Cumulative Effect of Accounting Change, Net                                   --   (0.01)      --      --      --      --      --
                                                                          ------  ------  -------  ------  ------  ------  ------
Net Income                                                                $ 0.54  $ 0.50  $  2.19  $ 0.41  $ 0.61  $ 0.64  $ 0.52
                                                                          ======  ======  =======  ======  ======  ======  ======

PLEASE SEE PAGE 2 FOR NOTES.

                                MASCO CORPORATION
                     NOTES TO CONDENSED STATEMENTS OF INCOME
                            2006 & 2005 - BY QUARTER

NOTES:

- Operating results for the first and second quarters of 2006 include $17 million pre-tax and $26 million pre-tax (including impairment of goodwill of $10 million), respectively, of costs and charges related to the Company's profit improvement programs.

- Income from continuing operations for the second quarter of 2006 includes a $78 million non-cash, pre-tax ($.13 per common share) impairment charge for certain investments primarily related to Metaldyne Corporation and Heartland Industrial Partners private equity fund.

- Operating results exclude operations which were sold in 2005, all of which were treated as discontinued operations in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

- Operating results for the fourth quarter of 2005 reflect a non-cash, pre-tax charge for goodwill impairment of $69 million ($69 million or $.16 per common share, after tax) pertaining to European operations.

- Income from continuing operations in the third quarter of 2005 includes $43 million of pre-tax impairment charges ($.07 per common share, after tax) related to the Company's investments in certain marketable securities and private equity funds.

- Income from discontinued operations in the first quarter of 2005 ($.04 per common share, after tax) includes a net $10 million pre-tax gain from the sale of two businesses. Income from discontinued operations in the fourth quarter of 2005 includes a net $50 million pre-tax gain from the sale of two businesses.

- Per common share amounts for the first two quarters of 2006 and the four quarters of 2005 do not total to the per common share amount for the year-to-date primarily due to the timing of capital stock transactions.

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                     THREE MONTHS ENDED JUNE 30, 2006 & 2005
                              (DOLLARS IN MILLIONS)

                                    Three Months Ended
                                         June 30,        2nd Qtr '06
                                    ------------------       vs.
                                      2006      2005     2nd Qtr '05
                                    -------   --------   -----------
Cabinets & Related Products          $  863    $  838        + 3%
Plumbing Products                       842       823        + 2%
Installation & Other Services           812       764        + 6%
Decorative Architectural Products       525       506        + 4%
Other Specialty Products                347       355        - 2%
                                     ------    ------
   Total                             $3,389    $3,286        + 3%
                                     ======    ======

North America                        $2,848    $2,745        + 4%
International, principally Europe       541       541        - 0%
                                     ------    ------
   Total, as above                   $3,389    $3,286        + 3%
                                     ======    ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased three percent, North American net sales increased four percent, and International net sales were flat compared with the second quarter of 2005 (please see page 13 for the GAAP reconciliation).

- International net sales in local currencies increased one percent compared with the second quarter of 2005 (please see page 13 for the GAAP reconciliation).

                                MASCO CORPORATION
                      SALES BY SEGMENT AND GEOGRAPHIC AREA
                      SIX MONTHS ENDED JUNE 30, 2006 & 2005
                              (DOLLARS IN MILLIONS)

                                    Six Months Ended
                                        June 30,       6 Months '06
                                    ----------------        vs.
                                      2006     2005    6 Months '05
                                    -------   ------   ------------
Cabinets & Related Products          $1,715   $1,621       +  6%
Plumbing Products                     1,639    1,583       +  4%
Installation & Other Services         1,618    1,457       + 11%
Decorative Architectural Products       934      877       +  6%
Other Specialty Products                669      662       +  1%
                                     ------   ------
   Total                             $6,575   $6,200       +  6%
                                     ======   ======

North America                        $5,517   $5,114       +  8%
International, principally Europe     1,058    1,086       -  3%
                                     ------   ------
   Total, as above                   $6,575   $6,200       +  6%
                                     ======   ======

NOTES:

-    Data exclude discontinued operations.

- Excluding acquisitions, consolidated net sales increased six percent, North American net sales increased eight percent and International net sales decreased three percent (please see page 13 for the GAAP reconciliation).

- International net sales in local currencies increased two percent compared with the six months ended June 30, 2005 (please see page 13 for the GAAP reconciliation).

                               MASCO CORPORATION
                         QUARTERLY SEGMENT DATA - 2006
          EXCLUDING COSTS AND CHARGES FOR PROFIT IMPROVEMENT PROGRAMS
                             (DOLLARS IN MILLIONS)

                                                       Year       Qtr. 4      Qtr. 3    Qtr. 2   Qtr. 1
                                                     --------   ---------   ---------   ------   ------
Net Sales:
   - Cabinets and Related Products                                                      $  863   $  852
   - Plumbing Products                                                                     842      797
   - Installation and Other Services                                                       812      806
   - Decorative Architectural Products                                                     526      409
   - Other Specialty Products                                                              347      322
                                                                                        ------   ------
   - TOTAL                                                                               3,389    3,186
                                                                                        ======   ======
   - North America                                                                       2,848    2,669
   - International, principally Europe                                                     541      517
                                                                                        ------   ------
   - TOTAL, AS ABOVE                                                                     3,389    3,186
                                                                                        ======   ======
Operating Profit:
   - Cabinets and Related Products                                                         138      121
   - Plumbing Products                                                                     101       83
   - Installation and Other Services                                                        96       95
   - Decorative Architectural Products                                                     120       77
   - Other Specialty Products                                                               69       46
                                                                                        ------   ------
   - TOTAL                                                                                 523      422
                                                                                        ======   ======
   - North America                                                                         409      331
   - International, principally Europe                                                      62       57
                                                                                        ------   ------
   - TOTAL, AS ABOVE                                                                       471      388
                                                                                        ======   ======
General Corporate Expense (GCE)                                                             53       48
(Gain) Loss on Sale of Corporate Fixed Assets, Net                                          --       --
(Income) Regarding Litigation Settlement                                                    --       --
                                                                                        ------   ------
Operating Profit (after GCE and Adjustments)                                               418      340
Other Income (Expense), Net                                                                (99)     (30)
                                                                                        ------   ------
Income from Continuing Operations before
   Income Taxes, Minority Interest and Cumulative
   Effect of Accounting Change, Net                                                     $  319   $  310
                                                                                        ======   ======
Margins:
   - Cabinets and Related Products                                                        16.0%    14.2%
   - Plumbing Products                                                                    12.0%    10.4%
   - Installation and Other Services                                                      11.7%    11.8%
   - Decorative Architectural Products                                                    22.9%    18.8%
   - Other Specialty Products                                                             19.9%    14.3%
   - TOTAL                                                                                15.4%    13.2%

   - North America                                                                        14.4%    12.4%
   - International, principally Europe                                                    11.6%    11.0%
   - TOTAL, AS ABOVE                                                                      13.9%    12.2%

NOTES:

- Operating profit and margins by segment and geographic area are before general corporate expense.

- Operating profit margins for the first and second quarters of 2006 for the Plumbing Products segment exclude $17 million pre-tax and $11 million pre-tax, respectively, of costs and charges related to the Company's profit improvement programs.

- Operating profit margin for the second quarter of 2006 for the Cabinets and Related Products segment excludes $15 million pre-tax (including impairment of goodwill of $10 million), of costs and charges related to the planned closure of a relatively small ready-to-assemble cabinet manufacturing facility.

                                MASCO CORPORATION
                          QUARTERLY SEGMENT DATA - 2006
          INCLUDING COSTS AND CHARGES FOR PROFIT IMPROVEMENT PROGRAMS
                              (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                                               $  863   $  852
   - Plumbing Products                                                              842      797
   - Installation and Other Services                                                812      806
   - Decorative Architectural Products                                              525      409
   - Other Specialty Products                                                       347      322
                                                                                 ------   ------
   - TOTAL                                                                        3,389    3,186
                                                                                 ======   ======
   - North America                                                                2,848    2,669
   - International, principally Europe                                              541      517
                                                                                 ------   ------
   - TOTAL, AS ABOVE                                                              3,389    3,186
                                                                                 ======   ======
Operating Profit:
   - Cabinets and Related Products                                                  123      121
   - Plumbing Products                                                               90       66
   - Installation and Other Services                                                 95       95
   - Decorative Architectural Products                                              120       77
   - Other Specialty Products                                                        69       46
                                                                                 ------   ------
   - TOTAL                                                                          497      405
                                                                                 ======   ======
   - North America                                                                  435      348
   - International, principally Europe                                               62       57
                                                                                 ------   ------
   - TOTAL, AS ABOVE                                                                497      405
                                                                                 ======   ======
General Corporate Expense (GCE)                                                      53       48
(Gain) Loss on Sale of Corporate Fixed Assets, Net                                   --       --
(Income) Regarding Litigation Settlement                                             --       --
                                                                                 ------   ------
Operating Profit (after GCE and Adjustments)                                        444      357
Other Income (Expense), Net                                                         (99)     (30)
                                                                                 ------   ------
Income from Continuing Operations before
   Income Taxes, Minority Interest and Cumulative
   Effect of Accounting Change, Net                                              $  345   $  327
                                                                                 ======   ======
Margins:
   - Cabinets and Related Products                                                 14.3%    14.2%
   - Plumbing Products                                                             10.7%     8.3%
   - Installation and Other Services                                               11.7%    11.8%
   - Decorative Architectural Products                                             22.9%    18.8%
   - Other Specialty Products                                                      19.9%    14.3%
   - TOTAL                                                                         14.7%    12.7%

   - North America                                                                 15.3%    13.0%
   - International, principally Europe                                             11.5%    11.0%
   - TOTAL, AS ABOVE                                                               14.7%    12.7%

NOTES:

- Operating profit and margins by segment and geographic area are before general corporate expense.

- Operating profit margins for the first and second quarters of 2006 for the Plumbing Products segment include $17 million pre-tax and $11 million pre-tax, respectively, of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margins in the Plumbing Products segment was 10.4 percent and 12.0 percent for the first and second quarters of 2006, respectively.

- Operating profit margin for the second quarter of 2006 for the Cabinets and Related Products segment includes $15 million pre-tax (including impairment of goodwill of $10 million), of costs and charges related to the planned closure of a relatively small ready-to-assemble cabinet manufacturing facility. Excluding such costs and charges, the operating profit margin in the Cabinets and Related Products segment was
     16.0 percent.

                               MASCO CORPORATION
                         QUARTERLY SEGMENT DATA - 2005
                      EXCLUDING GOODWILL IMPAIRMENT CHARGE
                             (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------

Net Sales:
   - Cabinets and Related Products                   $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                                 3,176      786      807      823      760
   - Installation and Other Services                   3,063      799      807      764      693
   - Decorative Architectural Products                 1,681      351      453      506      371
   - Other Specialty Products                          1,398      368      368      355      307
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            12,642    3,146    3,296    3,286    2,914
                                                     =======   ======   ======   ======   ======
   - North America                                    10,513    2,633    2,766    2,745    2,369
   - International, principally Europe                 2,129      513      530      541      545
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  12,642    3,146    3,296    3,286    2,914
                                                     =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                       515      128      137      134      116
   - Plumbing Products                                   374       84      103      108       79
   - Installation and Other Services                     382       90      110      102       80
   - Decorative Architectural Products                   278       45       78       96       59
   - Other Specialty Products                            275       82       80       68       45
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,824      429      508      508      379
                                                     =======   ======   ======   ======   ======
   - North America                                     1,577      377      441      440      319
   - International, principally Europe                   247       52       67       68       60
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,824      429      508      508      379
                                                     =======   ======   ======   ======   ======
General Corporate Expense (GCE)                          192       47       51       48       46
(Gain) Loss on Sale of Corporate Fixed Assets, Net        (8)      (8)      --       --       --
(Income) Regarding Litigation Settlement                  (6)      --       (1)      (3)      (2)
                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,646      390      458      463      335
Other Income (Expense), Net                             (165)     (43)     (59)     (41)     (22)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,481   $  347   $  399   $  422   $  313
                                                     =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products                      15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                                  11.8%    10.7%    12.8%    13.1%    10.4%
   - Installation and Other Services                    12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products                  16.5%    12.8%    17.2%    19.0%    15.9%
   - Other Specialty Products                           19.7%    22.3%    21.7%    19.2%    14.7%
   - TOTAL                                              14.4%    13.6%    15.4%    15.5%    13.0%

   - North America                                      15.0%    14.3%    15.9%    16.0%    13.5%
   - International, principally Europe                  11.6%    10.1%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                                    14.4%    13.6%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 exclude a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit margin for the third quarter of 2005 for the Plumbing Products segment includes $12 million pre-tax of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     14.3 percent.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                               MASCO CORPORATION
                         QUARTERLY SEGMENT DATA - 2005
                      INCLUDING GOODWILL IMPAIRMENT CHARGE
                             (DOLLARS IN MILLIONS)

                                                       Year    Qtr. 4   Qtr. 3   Qtr. 2   Qtr. 1
                                                     -------   ------   ------   ------   ------
Net Sales:
   - Cabinets and Related Products                   $ 3,324   $  842   $  861   $  838   $  783
   - Plumbing Products                                 3,176      786      807      823      760
   - Installation and Other Services                   3,063      799      807      764      693
   - Decorative Architectural Products                 1,681      351      453      506      371
   - Other Specialty Products                          1,398      368      368      355      307
                                                     -------   ------   ------   ------   ------
   - TOTAL                                            12,642    3,146    3,296    3,286    2,914
                                                     =======   ======   ======   ======   ======
   - North America                                    10,513    2,633    2,766    2,745    2,369
   - International, principally Europe                 2,129      513      530      541      545
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                  12,642    3,146    3,296    3,286    2,914
                                                     =======   ======   ======   ======   ======
Operating Profit:
   - Cabinets and Related Products                       515      128      137      134      116
   - Plumbing Products                                   367       77      103      108       79
   - Installation and Other Services                     382       90      110      102       80
   - Decorative Architectural Products                   252       19       78       96       59
   - Other Specialty Products                            239       46       80       68       45
                                                     -------   ------   ------   ------   ------
   - TOTAL                                             1,755      360      508      508      379
                                                     =======   ======   ======   ======   ======
   - North America                                     1,577      377      441      440      319
   - International, principally Europe                   178      (17)      67       68       60
                                                     -------   ------   ------   ------   ------
   - TOTAL, AS ABOVE                                   1,755      360      508      508      379
                                                     =======   ======   ======   ======   ======
General Corporate Expense (GCE)                          192       47       51       48       46
(Gain) Loss on Sale of Corporate Fixed Assets, Net        (8)      (8)      --       --       --
(Income) Regarding Litigation Settlement                  (6)      --       (1)      (3)      (2)
                                                     -------   ------   ------   ------   ------
Operating Profit (after GCE and Adjustments)           1,577      321      458      463      335
Other Income (Expense), Net                             (165)     (43)     (59)     (41)     (22)
                                                     -------   ------   ------   ------   ------
Income from Continuing Operations Before
   Income Taxes and Minority Interest                $ 1,412   $  278   $  399   $  422   $  313
                                                     =======   ======   ======   ======   ======
Margins:
   - Cabinets and Related Products                      15.5%    15.2%    15.9%    16.0%    14.8%
   - Plumbing Products                                  11.6%     9.8%    12.8%    13.1%    10.4%
   - Installation and Other Services                    12.5%    11.3%    13.6%    13.4%    11.5%
   - Decorative Architectural Products                  15.0%     5.4%    17.2%    19.0%    15.9%
   - Other Specialty Products                           17.1%    12.5%    21.7%    19.2%    14.7%
   - TOTAL                                              13.9%    11.4%    15.4%    15.5%    13.0%

   - North America                                      15.0%    14.3%    15.9%    16.0%    13.5%
   - International, principally Europe                   8.4%    -3.3%    12.6%    12.6%    11.0%
   - TOTAL, AS ABOVE                                    13.9%    11.4%    15.4%    15.5%    13.0%

NOTES:

-    Data exclude discontinued operations.

- Operating results above for the fourth quarter of 2005 include a non-cash, pre-tax charge for goodwill impairment of $69 million. The charge related to certain of the Company's European business units and was allocated among the Plumbing Products segment ($7 million); Decorative Architectural Products segment ($26 million); and Other Specialty Products segment ($36 million).

- Operating profit margin for the third quarter of 2005 for the Plumbing Products segment includes $12 million pre-tax of costs and charges related to the Company's profit improvement programs. Excluding such costs and charges, the operating profit margin in the Plumbing Products segment was
     14.3 percent.

- Operating profit and margins by segment and geographic area are before general corporate expense, (gain) on sale of Corporate fixed assets and (income) regarding the litigation settlement.

                                MASCO CORPORATION
                           OTHER INCOME (EXPENSE), NET
                            2006 & 2005 - BY QUARTER
                                  (IN MILLIONS)

                                                                2006                                   2005
                                                ------------------------------------  -------------------------------------
                                                YEAR  QTR. 4  QTR. 3  QTR. 2  QTR. 1   YEAR  QTR. 4  QTR. 3  QTR. 2  QTR. 1
                                                ----  ------  ------  ------  ------  -----  ------  ------  ------  ------
Interest Expense                                                       $(53)   $(64)  $(247)  $(66)   $(64)   $(58)   $(59)
Income from Cash and Cash Investments                                     5      14      36     14      11       6       5
Other Interest Income                                                     1       1       7      2       3       1       1
Realized Gains from Financial Investments, Net                           11       6      98      6      23      28      41
Dividend Income                                                           1       6      16      4       4       4       4
Impairment Charge for Financial Investment                              (78)     --     (45)    --     (43)     (2)     --
Other, Net                                                               14       7     (30)    (3)      7     (20)    (14)
                                                                       ----    ----   -----   ----    ----    ----    ----
Total Other Income (Expense), Net                                      $(99)   $(30)  $(165)  $(43)   $(59)   $(41)   $(22)
                                                                       ====    ====   =====   ====    ====    ====    ====

NOTES:

-    Data exclude discontinued operations.

- Other, net, for the second quarter of 2006 includes $8 million of realized currency transaction gains; the second quarter of 2005 includes $14 million of realized currency transaction losses.

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                 FOR THE THREE MONTHS ENDED JUNE 30, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                    Three Months Ended    As a Percent of Sales
                                                                                         June 30,        3 Months Ended June 30,
                                                                              %     ------------------   -----------------------
Line                                                                       Change     2006      2005           2006    2005
----                                                                       ------   -------   --------        -----   -----
 1 Net Sales                                                                  3%     $3,389    $3,286         100.0%  100.0%
 2 Cost of Sales                                                              4%      2,403     2,318          70.9%   70.5%
                                                                                     ------    ------         -----   -----
 3 Gross Profit                                                               2%        986       968          29.1%   29.5%
                                                                                     ------    ------         -----   -----
   Operating Profit:
 4 - Before GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge (3-8)             0%        507       508          15.0%   15.5%
 5 - After GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge (3-9-10-11)      -4%        444       463          13.1%   14.1%
                                                                                     ------    ------         -----   -----
   S,G&A Expense:
 6 - General Corporate Expense (GCE)                                         10%         53        48           1.6%    1.5%
 7 - (Gain) loss on Sale of Corporate Fixed Assets, Net                                  --        --            --      --
 8 - All Other                                                                4%        479       460          14.1%   14.0%
                                                                                     ------    ------         -----   -----
 9 - Total S,G&A Expense                                                      5%        532       508          15.7%   15.5%
                                                                                     ------    ------         -----   -----
10 Goodwill Impairment Charge                                                            10        --           0.3%    0.0%
11 (Income) Regarding Litigation Settlement                                              --        (3)           --    -0.1%
12 Other Income (Expense), Net                                                          (21)      (41)         -0.6%   -1.2%
13 Impairment Charge for Investments                                                    (78)       --          -2.3%    0.0%
                                                                                     ------    ------         -----   -----
14 Income from Continuing Operations before Income Taxes, Minority
      Interest and Cumulative Effect of Accounting Change, Net (5+12+13)    -18%        345       422          10.2%   12.8%
15 Income Taxes                                                             -20%        120       150           3.5%    4.6%
      (Tax Rate)                                                                       34.8%     35.5%
                                                                                     ------    ------         -----   -----
16 Income from Continuing Operations before Minority Interest
      and Cumulative Effect of Accounting Change, Net                       -17%        225       272           6.6%    8.3%
17 Minority Interest                                                                     (8)       (5)         -0.2%   -0.2%
                                                                                     ------    ------         -----   -----
18 Income from Continuing Operations before Cumulative Effect
      of Accounting Change, Net                                             -19%        217       267           6.4%    8.1%
19 Income from Discontinued Operations, Net of Income Taxes                               2         7           0.1%    0.2%
20 Cumulative Effect of Accounting Change, Net                                           --        --           0.0%    0.0%
                                                                                     ------    ------         -----   -----
21 Net Income                                                               -20%     $  219    $  274           6.5%    8.3%
                                                                                     ======    ======         =====   =====
   Earnings Per Common Share (Diluted):
      Income from Continuing Operations before Cumulative Effect
         of Accounting Change, Net                                          -13%     $ 0.54    $ 0.62
      Income from Discontinued Operations, Net of Income Taxes                           --      0.02
      Cumulative Effect of Accounting Change, Net                                        --        --
                                                                                     ------    ------
      Net Income                                                            -15%     $ 0.54    $ 0.64
                                                                                     ======    ======
   Average (Diluted) Common Shares                                           -7%        402       430

                                MASCO CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE SIX MONTHS ENDED JUNE 30, 2006 & 2005
             (DOLLARS AND SHARES IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                   Six Months Ended     As a Percent of Sales
                                                                                       June 30,        6 Months Ended June 30,
                                                                             %     -----------------   -----------------------
Line                                                                      Change     2006      2005          2006    2005
----                                                                      ------   -------   -------        -----   -----
 1 Net Sales                                                                 6%     $6,575    $6,200        100.0%  100.0%
 2 Cost of Sales                                                             7%      4,709     4,404         71.6%   71.0%
                                                                                    ------    ------        -----   -----
 3 Gross Profit                                                              4%      1,866     1,796         28.4%   29.0%
                                                                                    ------    ------        -----   -----
   Operating Profit:
 4 - Before GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge (3-8)            3%        912       887         13.9%   14.3%
 5 - After GCE, Litigation (Income), (Gain) on Sale of
      Corporate Fixed Assets and Goodwill Impairment Charge (3-9-10-11)      0%        801       798         12.2%   12.9%
                                                                                    ------    ------        -----   -----
   S,G&A Expense:
 6 - General Corporate Expense (GCE)                                         7%        101        94          1.5%    1.5%
 7 - (Gain) on Sale of Corporate Fixed Assets, Net                                      --        --          0.0%    0.0%
 8 - All Other                                                               5%        954       909         14.5%   14.7%
                                                                                    ------    ------        -----   -----
 9 - Total S,G&A Expense                                                     5%      1,055     1,003         16.0%   16.2%
                                                                                    ------    ------        -----   -----
10 Goodwill Impairment Charge                                                           10        --          0.2%    0.0%
11 (Income) Regarding Litigation Settlement                                             --        (5)         0.0%   -0.1%
12 Other Income (Expense), Net                                                         (51)      (63)        -0.8%   -1.0%
13 Impairment Charge for Investments                                                   (78)       --         -1.2%    0.0%
                                                                                    ------    ------        -----   -----
14 Income from Continuing Operations Before Income Taxes and
      Minority Interest (5+12+13)                                           -9%        672       735         10.2%   11.9%
15 Income Taxes                                                             -7%        233       251          3.5%    4.0%
      (Tax Rate)                                                                      34.7%     34.1%
                                                                                    ------    ------        -----   -----
16 Income from Continuing Operations Before Minority Interest               -9%        439       484          6.7%    7.8%
17 Minority Interest                                                                   (14)      (10)        -0.2%   -0.2%
                                                                                    ------    ------        -----   -----
18 Income from Continuing Operations                                       -10%        425       474          6.5%    7.6%
19 Income from Discontinued Operations, Net of Income Taxes                              1        31          0.0%    0.5%
20 Cumulative Effect of Accounting Change, Net                                          (3)       --          0.0%    0.0%
                                                                                    ------    ------        -----   -----
21 Net Income                                                              -16%     $  423    $  505          6.4%    8.1%
                                                                                    ======    ======        =====   =====
   Earnings Per Common Share (Diluted):
      Income from Continuing Operations                                     -4%     $ 1.04    $ 1.08
      Income from Discontinued Operations, Net of Income Taxes                        0.00      0.07
      Cumulative Effect of Accounting Change, Net                                    (0.01)       --
                                                                                    ------    ------
      Net Income                                                           -10%     $ 1.04    $ 1.16
                                                                                    ======    ======
   Average (Diluted) Common Shares                                          -7%        407       437

                                MASCO CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                   June 30,   December 31,
                                                     2006         2005
                                                   --------   ------------
ASSETS
Current Assets:
   Cash and Cash Investments                        $   606      $ 1,964
   Receivable, Net                                    2,023        1,716
   Inventories                                        1,313        1,127
   Prepaid Expenses and Other                           319          316
                                                    -------      -------
      Total Current Assets                            4,261        5,123
Property and Equipment, Net                           2,284        2,173
Goodwill                                              4,196        4,171
Other Intangible Assets, Net                            303          307
Other Assets                                            723          785
                                                    -------      -------
      Total Assets                                  $11,767      $12,559
                                                    =======      =======
LIABILITIES
Current Liabilities:
   Notes Payable                                    $ 1,184      $   832
   Accounts Payable                                     979          837
   Accrued Liabilities                                1,263        1,225
                                                    -------      -------
      Total Current Liabilities                       3,426        2,894
Long-Term Debt                                        2,810        3,915
Deferred Income Taxes and Other                         899          902
                                                    -------      -------
      Total Liabilities                               7,135        7,711
SHAREHOLDERS' EQUITY                                  4,632        4,848
                                                    -------      -------
      Total Liabilities and Shareholders' Equity    $11,767      $12,559
                                                    =======      =======

                                MASCO CORPORATION
                       GAAP RECONCILIATION OF SALES GROWTH
             EXCLUDING EFFECT OF ACQUISITIONS & CURRENCY TRANSLATION
                                  (IN MILLIONS)

                                                            Three Months
                                                           Ended June 30,
                                                          ---------------
                                                           2006     2005
                                                          ------   ------
Consolidated Net Sales, as reported                       $3,389   $3,286
   - Acquisitions                                             (6)      --
                                                          ------   ------
Consolidated Net Sales (excl. acquisitions)               $3,383   $3,286
                                                          ======   ======
North American Net Sales, as reported                     $2,848   $2,745
   - Acquisitions                                             (6)      --
                                                          ------   ------
North American Net Sales (excl. acquisitions)             $2,842   $2,745
                                                          ======   ======
International Net Sales, as reported                      $  541   $  541
   - Acquisitions                                             --       --
                                                          ------   ------
International Net Sales (excl. acquisitions)                 541      541
   - Currency Translation                                      3       --
                                                          ------   ------
International Net Sales (excl. acquisitions & currency)   $  544   $  541
                                                          ======   ======

                                                             Six Months
                                                           Ended June 30,
                                                          ---------------
                                                           2006     2005
                                                          ------   ------
Consolidated Net Sales, as reported                       $6,575   $6,200
   - Acquisitions                                            (12)      --
                                                          ------   ------
Consolidated Net Sales (excl. acquisitions)               $6,563   $6,200
                                                          ======   ======
North American Net Sales, as reported                     $5,517   $5,114
   - Acquisitions                                            (12)      --
                                                          ------   ------
North American Net Sales (excl. acquisitions)             $5,505   $5,114
                                                          ======   ======
International Net Sales, as reported                      $1,058   $1,086
   - Acquisitions                                             --       --
                                                          ------   ------
International Net Sales (excl. acquisitions)               1,058    1,086
   - Currency Translation                                     48       --
                                                          ------   ------
International Net Sales (excl. acquisitions & currency)   $1,106   $1,086
                                                          ======   ======

NOTES:

The Company presents information comparing results from one period to another excluding the results of businesses acquired in order to assess the performance of the underlying businesses and to assess to what extent acquisitions are driving growth.

The Company also presents information comparing results of International operations from one period to another using constant exchange rates. To present this information, current period results for foreign entities are converted into U.S. dollars using the prior period's exchange rates, rather than exchange rates for the current period. The Company presents this information in order to assess how the underlying businesses performed in local currencies before taking into account currency fluctuations.

                                MASCO CORPORATION
               GAAP RECONCILIATION OF OPERATING PROFIT AND MARGINS
                              (DOLLARS IN MILLIONS)

                                            THREE MONTHS ENDED JUNE 30,
                                           -----------------------------
                                                2006            2005
                                           -------------   -------------
                                             $    Margin     $    Margin
                                           ----   ------   ----   ------
Operating Profit, As Reported              $444    13.1%   $463    14.1%
Profit Improvement Programs, Plumbing
   Products Segment                          11              --
Profit Improvement Programs, Cabinets
   & Related Products Segment                15              --
(Income) Regarding Litigation Settlement     --              (3)
                                           ----            ----
Operating Profit, As Reconciled            $470    13.9%   $460    14.0%
                                           ====            ====

                                             SIX MONTHS ENDED JUNE 30,
                                           -----------------------------
                                                2006            2005
                                           -------------   -------------
                                             $    Margin     $    Margin
                                           ----   ------   ----   ------
Operating Profit, As Reported              $801    12.2%   $798    12.9%
Profit Improvement Programs, Plumbing
   Products Segment                          28              --
Profit Improvement Programs, Cabinets
   & Related Products Segment                15              --
(Income) Regarding Litigation Settlement     --              (5)
                                           ----            ----
Operating Profit, As Reconciled            $844    12.8%   $793    12.8%
                                           ====            ====

NOTE:

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

                                MASCO CORPORATION
        GAAP RECONCILIATION OF OPERATING PROFIT AND SHAREHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                 TWELVE
                                              MONTHS ENDED
                                                JUNE 30,
                                                  2006
                                              ------------
Operating Profit from Continuing Operations      $1,580
Goodwill Impairment Charge                           79
(Income) Regarding Litigation Settlement             (1)
                                                 ------
Operating Profit, As Reconciled                  $1,658
                                                 ======

                                                        TWELVE MONTHS
                                                        ENDED JUNE 30,
                                                       ---------------
                                                        2006     2005
                                                       ------   ------
Shareholders' Equity, As Reported                      $4,632   $4,979
Goodwill Impairment Charge (after tax)                     79      104
(Income) Regarding Litigation Settlement (after tax)       (1)      (4)
                                                       ------   ------
Shareholders' Equity, As Reconciled                    $4,710   $5,079
                                                       ======   ======

NOTES:

Data exclude discontinued operations.

The Company believes that certain non-GAAP performance measures and ratios, used in managing the business, may provide users of this financial information with additional meaningful comparisons between current results and results in prior periods. Non-GAAP performance measures and ratios should be viewed in addition to, and not as an alternative for, the Company's reported results under accounting principles generally accepted in the United States.

This information is provided as detail for the calculation of return on invested capital ("ROIC") which is calculated as after-tax operating profit (last twelve months, as reconciled) divided by the total of average debt (net of average cash) and average shareholders' equity.

                                MASCO CORPORATION
                             DISCONTINUED OPERATIONS
                                  (IN MILLIONS)

                                                               Three Months
                                                              Ended June 30,
                                                              --------------
                                                                2006   2005
                                                                ----   ----
Net Sales                                                        $--   $62
                                                                 ===   ===
Income from Discontinued Operations                              $--   $10
Gain (Loss) on Disposal of Discontinued Operations, Net            2    (1)
                                                                 ---   ---
Income Before Income Taxes                                         2     9
Income Tax (Expense) Benefit                                      --    (2)
                                                                 ---   ---
   Income from Discontinued Operations, Net of Income Taxes      $ 2   $ 7
                                                                 ===   ===

                                                                Six Months
                                                              Ended June 30,
                                                              --------------
                                                                2006   2005
                                                                ----   ----
Net Sales                                                        $--   $135
                                                                 ===   ====
Income from Discontinued Operations                              $--   $ 21
Gain on Disposal of Discontinued Operations, Net                   1     10
                                                                 ---   ----
Income Before Income Taxes                                         1     31
Income Tax (Expense) Benefit                                      --     --
                                                                 ---   ----
   Income from Discontinued Operations, Net of Income Taxes      $ 1   $ 31
                                                                 ===   ====

NOTES:

The information for discontinued operations is for the period prior to the respective dates of disposition.

The Company recognized additional income in discontinued operations in 2006 to reflect the receipt of final purchase price payments, net of additional expenses related to the disposition of businesses completed in 2005.